  As filed with the Securities and Exchange Commission on February 14, 1997.
                                                    Registration No. 333-______
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                         _______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                         _______________________

                         DUPONT PHOTOMASKS, INC.
          (Exact name of registrant as specified in its charter)

              DELAWARE                               74-2238819
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)               Identification No.)

         100 TEXAS AVENUE
         ROUND ROCK, TEXAS                             78664
(Address of Principal Executive Offices)             (Zip Code)

                         STOCK PERFORMANCE PLAN
                 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                        FOUNDERS STOCK OPTION PLAN
                            AMENDED BONUS PLAN
                        (Full title of the plans)

              J. MICHAEL HARDINGER                       COPY TO:
           CHAIRMAN OF THE BOARD AND            PHILLIP M. SLINKARD, ESQ.
            CHIEF EXECUTIVE OFFICER               HUGHES & LUCE, L.L.P.
              100 TEXAS AVENUE                     111 CONGRESS AVENUE
            ROUND ROCK, TEXAS 78664                     SUITE 900
               (512) 310-6559                      AUSTIN, TEXAS 78701
   (Name, address and telephone number,              (512) 482-6836
including area code, of agent for service)

                         _______________________

                     CALCULATION OF REGISTRATION FEE

======================================================================================================
 TITLE OF CLASS                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
 OF SECURITIES                   AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED                 REGISTERED(1)    PER SHARE(2)(3)      PRICE (2)(3)         FEE(3)
------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01
  par value per share........     3,650,000           $46.00         $139,624,341.70      $42,310.41

======================================================================================================

     (1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Stock Performance Plan, the Non-Employee Directors Stock Option Plan, the Founders Stock Option Plan, and the Amended Bonus Plan (collectively, the "Plans") to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

     (2)  Estimated solely for the purpose of calculating the registration fee.

     (3) Calculated pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plans is based upon (i) 2,661,705 shares of Common Stock originally reserved for issuance under the Plans that are not currently subject to outstanding Stock Options or issued as Restricted Stock, at a price per share of $46.00, which is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ Market System on February 11, 1997; and (ii) the following 988,295 shares of Common Stock reserved for issuance under the Plans subject to Stock Options already granted thereunder at the following prices:

              NO. OF SHARES OF COMMON STOCK      EXERCISE PRICE
                  RESERVED FOR ISSUANCE             PER SHARE
              -----------------------------      --------------
                        924,790                      $17.00
                         43,244                      $18.50
                          9,000                      $35.56
                          3,866                      $25.87
                          1,902                      $31.56
                          2,930                      $27.31
                            957                      $41.81
                          1,606                      $37.38

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which DuPont Photomasks, Inc. ("Registrant") previously filed with the Securities and Exchange Commission, are hereby incorporated and made a part of this Registration Statement by reference:

         1. Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

         2.   Registrant's Current Report on Form 8-K dated July 15, 1996.

         3. Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

         4.   Registrant's Current Report on Form 8-K dated October 2, 1996.

         5. Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996.

         6. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated June 10, 1996.

         All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of the post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and will be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein that is modified or superseded by a statement in any document subsequently filed by Registrant will be deemed to be modified or superseded to the same extent for purposes of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         As permitted by the Delaware General Corporation Law (the "Delaware Code"), the Registrant's Certificate of Incorporation provides that a director of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach or alleged breach of fiduciary duty as a director. This provision has no effect on the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) under
Section 174 of Title 8 of the Delaware Code for illegal payment of dividends, stock repurchases, or stock redemption, and (iv) for any transaction from which a director derived an improper personal benefit.

         Also pursuant to the Delaware Code, the Registrant's Certificate of Incorporation sets forth the extent to which the Registrant is authorized to
indemnify its directors, officers, employees and agents.   The Registrant may
indemnify any person subject to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant so long as he acted in good faith and in a manner which he believed was not opposed to the best interests of the Registrant and, with respect to any criminal action, he had no reasonable cause to believe his conduct was unlawful. In any action by or in right of the Registrant, however, indemnity may not be made for any claim, issue or matter as to which such person is adjudged liable to the Registrant. To the extent that a director, officer, employee or agent is successful on the merits of any action described above, indemnification by the Registrant is mandatory. Any determination that indemnification by the Registrant in a specific case is proper must be made by the stockholders of the Registrant, a majority of uninterested directors or independent legal counsel. The Registrant must advance to officers and directors their expenses incurred in defending a civil or criminal action in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it is determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Registrant.

         The Certificate of Incorporation also authorizes the Registrant to purchase and maintain insurance, or make other financial arrangements, on behalf of any director, officer, employee or agent of the Registrant for any liability incurred by him in his capacity as such, whether or not the Registrant has the authority to indemnify him against such liability. To date the Registrant has not purchased any such insurance to date but intends to obtain such insurance as soon as possible, if it can be obtained with favorable terms and pricing.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits listed in the accompanying index to exhibits are filed or incorporated as a part of this Registration Statement.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, Texas, on February 13, 1997:

                                       DUPONT PHOTOMASKS, INC.

                                       By:  /s/ J. MICHAEL HARDINGER
                                          -------------------------------------
                                          J. Michael Hardinger, Chairman of the
                                          Board and Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Michael Hardinger and David S. Gino, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         /s/  J. MICHAEL HARDINGER                         February 13, 1997
-----------------------------------------------
J. Michael Hardinger,
Chairman and Chief Executive Officer, Director

           /s/  PRESTON M. ADCOX                           February 13, 1997
-----------------------------------------------
Preston M. Adcox
President and Chief Operating Officer
(Principal Executive Officer)

            /s/  DAVID S. GINO                             February 13, 1997
-----------------------------------------------
David S. Gino
Executive Vice President-Finance and
Chief Financial Officer
(Principal Financial and Accounting Officer)

            /s/  JOHN L. DOYLE                             February 13, 1997
-----------------------------------------------
John L. Doyle
Director

           /s/  JOHN C. HODGSON                            February 13, 1997
-----------------------------------------------
John C. Hodgson
Director

         /s/  CHARLES HOLLIDAY, JR.                        February 13, 1997
-----------------------------------------------
Charles Holliday, Jr.
Director


         /s/  GARY W. PANKONIEN                           February 13, 1997
-----------------------------------------------
Gary W. Pankonien
Director


         /s/  JOHN C. SARGENT                              February 13, 1997
-----------------------------------------------
John C. Sargent
Director


         /s/  MARSHALL C. TURNER                           February 13, 1997
-----------------------------------------------
Marshall C. Turner
Director


         /s/  SUSAN A. VLADUCHICK                           February 13, 1997
-----------------------------------------------
Susan A. Vladuchick
Director

                              INDEX TO EXHIBITS

An asterisk below indicates an exhibit previously filed with the Securities and Exchange Commission as an exhibit to Registrant's Registration Statement on Form S-1, Registration No. 333-3386 (the "IPO Registration Statement"), such exhibit being incorporated from the exhibits to the IPO Registration Statement by reference.

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ----------------------
*4.1(a)     Non-Employee Directors Stock Option Plan [Exhibit 10.4 to the
            IPO Registration Statement]

*4.1(b)     Stock Performance Plan [Exhibit 10.5 to the IPO Registration
            Statement]

*4.1(c) Founders Stock Option Plan [Exhibit 10.6 to the IPO Registration Statement]

 4.1(d)     Amended Bonus Plan

 5.1        Opinion of Hughes & Luce, L.L.P.

23.1        Consent of Price Waterhouse LLP

23.2 Consent of Hughes & Luce, L.L.P. [included in the firm's opinion filed as Exhibit 5.1]

24.1        Power of Attorney (see signature page of this Registration
            Statement)


                                    ______